UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2008

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-26829	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2008, Tully’s Coffee Corporation (the “company”) executed amendments (dated for reference purposes as of October 20, 2008) to its secured credit facility with Northrim Funding Services, a division of Northrim Bank (“Northrim”), (the “Northrim Facility”). The Northrim Facility provides a credit facility of up to $6,500,000, subject to the amount of eligible accounts receivable and inventories. The extended term of the agreement is December 15, 2008, unless terminated earlier by either party. Borrowings under this facility bear interest at the prime rate plus seven percent with a floor of 12% and a ceiling of 14% during the contract term and are secured by the company’s inventories and the assignment, with recourse, of the company’s accounts receivable. Fees in the amount of $41,250 were paid to Northrim in relation to the extension of the Northrim Facility. The amendment to the Northrim Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Director Retirement & Resignation

On October 18, 2008, Marc W. Evanger resigned as a director of the Company. Mr. Evanger served as interim president and chief executive officer of Tully’s from July 2001 through May 2002. Mr. Evanger has been a director of Tully’s since March 1999. Mr. Evanger will be focusing on his family and other business ventures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.1	Amendment No. 3 to Northrim Funding Services Contract of Sale & Security Agreement, dated October 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: October 23, 2008	By:	/s/ Andrew M. Wynne
Andrew M. Wynne
Executive Vice-President and Chief Financial Officer

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